Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

June 30, 2025 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF JUNE 30, 2025
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Special Report Presented Pursuant to Regulation 38d	2

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company	3

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company	4

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company	5

Additional Information	6-9

- - - - - - - - - - -

Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of June 30, 2025, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	June 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$709,073	$1,000,140	$849,492
Restricted cash	5,154	4,536	10,109
	714,227	1,004,676	859,601
CURRENT ASSETS
Cash and cash equivalents	591	18,934	704
Restricted cash	9,488	14,273	3,252
	10,079	33,207	3,956
Total assets	$724,306	$1,037,883	$863,557

EQUITY	$366,099	$654,858	$523,989

NON-CURRENT LIABILITIES
Bonds payable, net	167,848	262,457	298,741

CURRENT LIABILITIES
Accounts payable and accrued liabilities	9,045	5,357	8,208
Bonds payable	157,247	102,843	20,653
Due to owner	24,067	12,368	11,966
	190,359	120,568	40,827
Total liabilities	358,207	383,025	339,568
Total equity and liabilities	$724,306	$1,037,883	$863,557
The accompanying notes are an integral part of the condensed interim financial data.

August 31, 2025	/s/ Ryan Schluttenhofer	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Schluttenhofer, Ryan	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Accounting Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands

Share of loss from investees, net	$(112,790)	$(103,104)	$(110,394)	$(31,263)	$(190,035)
Advisory fees to affiliate	(5,396)	(5,961)	(2,739)	(2,874)	(11,593)
General and administrative expenses	(1,255)	(1,572)	(765)	(967)	(2,645)
Operating loss	(119,441)	(110,637)	(113,898)	(35,104)	(204,273)
Finance expense	(14,493)	(13,470)	(7,475)	(7,222)	(30,720)
Finance income	201	519	91	211	1,005
Loss on extinguishment of debt	—	—	—	—	(6,033)
Foreign currency transaction (loss) gain, net	(24,157)	11,280	(30,141)	7,367	(3,156)
Net loss	$(157,890)	$(112,308)	$(151,423)	$(34,748)	$(243,177)
Total comprehensive loss	$(157,890)	$(112,308)	$(151,423)	$(34,748)	$(243,177)
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(157,890)	$(112,308)	$(151,423)	$(34,748)	$(243,177)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share of loss from investees	112,790	103,104	110,394	31,263	190,035
Finance expense	14,493	13,470	7,475	7,222	30,720
Distribution from investees, net	22,988	27,576	10,684	13,730	49,109
Foreign currency transaction loss (gain), net	24,157	(11,280)	30,141	(7,367)	3,156
Loss on extinguishment of debt	—	—	—	—	6,033
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(472)	81	(594)	(111)	(247)
Restricted cash for operational expenditures	(1,043)	646	(672)	(8,925)	(3,389)
Due to affiliates	2,101	1,680	1,487	184	3,982
Net cash provided by operating activities	17,124	22,969	7,492	1,248	36,222
Cash flows from investing activities
Distributions from (to) investees, net	4,640	5,096	(9,173)	(44,473)	47,280
Payments on foreign currency derivatives, net	—	(478)	—	—	(478)
Net cash provided by (used in) investing activities	4,640	4,618	(9,173)	(44,473)	46,802
Cash flows from financing activities
Proceeds from loans from owner	10,000	—	2,000	—	—
Payment on bonds payable	(21,184)	(106,021)	—	—	(253,229)
Interest paid	(11,526)	(11,012)	(1,195)	(4,578)	(21,990)
Proceeds from bonds payable	—	75,627	—	75,627	156,746
Payments of deferred financing costs	—	(2,334)	—	(2,233)	(4,850)
(Distribution) release of restricted cash for debt service obligations	(238)	16,733	(268)	(3,823)	26,590
Distributions to owner	—	(3,850)	—	(3,175)	(6,554)
Net cash (used in) provided by financing activities	(22,948)	(30,857)	537	61,818	(103,287)
Effect of exchange rate changes on cash and cash equivalents	1,071	701	1,120	(44)	(536)
(Decrease) increase in cash	(113)	(2,569)	(24)	18,549	(20,799)
Cash, beginning of the period	704	21,503	615	385	21,503
Cash, end of the period	$591	$18,934	$591	$18,934	$704

Supplemental Disclosure of Noncash Activities:
Asset management fee reimbursement payable to owner	$16,342	$9,658	$16,342	$9,658	$11,961
Distribution payable to owner	$—	$2,704	$—	$2,704	$—
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 1:    BASIS OF PREPARATION
a.Separate financial information is prepared in a condensed format as of June 30, 2025 and for the three and six months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2024 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).
b.The financial condition of the Company and the going concern assumption.
As of June 30, 2025, the Company had a working capital shortfall amounting to $180.3 million, primarily attributed to January 31, 2026 Series B bonds principal repayment of $115.1 million and Series C bonds principal of $42.1 million (repaid in August 2025). In July 2025, the Company, through investees, completed a secured financing transaction of $80.0 million, the proceeds of which were used primarily for the full redemption of the Series C bonds and a pre-payment interest penalty, totaling $43.7 million, reserved $13.1 million for Series B and Series D interest payments and the remainder designated for operating needs, refer to Note 3 for additional details on this transaction. As a result of completing this transaction, a trustee that represents the bondholders of the Series B and Series D bonds (the "Trustee"), issued a series of communications alleging potential breaches of duty, see below "Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company" for further details.
As of June 30, 2025, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series B and Series D bonds and according to the deeds of trust, if the Company is not in compliance for two consecutive quarters, the Series B and Series D bonds may become due and payable. Refer to Note 2 for additional details on the covenants. Furthermore, in July 2025, S&P Global Ratings Maalot announced an update to the rating for the Series B and Series D bonds from to ilA to ilBBB. As a result of the downgrades, the annual interest rate for the Series B and Series D bonds increased to 5.18% and 11.00%, respectively.
During the three and six months ended June 30, 2025, the Company's investees recognized fair value losses of investment properties (including as a result of the sale of an asset) of $108.7 million and $111.2 million, respectively, due to declines in market conditions and projected cash flows, changes in sales comparisons, and based on quoted prices and continued declines in fair values may limit the investees ability to sell assets or refinance debt at attractive terms and make distributions to the Company. The Company's investees may negotiate a turnover of one or more secured properties back to the related lender and remit payment for any associated loan guarantee. To meet its repayment obligations in the coming year as mentioned above, the Company expects to generate cash flow from ongoing operations and intends to refinance and/or pay down debt as they come due through distributions from the Company's investees. On August 22, 2025, the Company, through investees, entered into a Purchase and Sale Agreement for the Richardson office and undeveloped land assets for a sales price of $30.0 million and on August 25, 2025, also entered into a non-binding Letter of Intent for 1,799 residential homes (to one buyer as a portfolio) for a sales price of $230.0 million. The Company’s residential homes portfolio, held through investees is classified as Level 3 within the fair value hierarchy. Valuations are typically performed using the individual residential home as the unit of account, rather than assessing the portfolio on an aggregate basis. A market participant evaluating a single residential home property may not apply the same portfolio-level discounts that another market participant would require when acquiring the portfolio, where the weighted average cost of capital, including current market costs of debt and equity, would more directly influence pricing. Management estimates that if the residential homes will be sold as a portfolio, instead of individually, a discount of approximately 10-25% may be applied. These

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and Representatives, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill its obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential investee sale of its residential home portfolio, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. As a result, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern.
c.Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company.
The following is a summary of the main actions and the decisions that were carried out and made in the framework of the aforementioned negotiations:
1.Letter of commitment to Reznik Paz Nevo Trustees Ltd., the trustee for the holders of the Company's Debentures (Series B and Series D)
On August 19, 2025, the Company reported that a Letter of Commitment (Standstill) was signed in favor of Trustee and in favor of the holders of the Company's Series B and Series D bonds.
2.Decision to order negotiations in accordance with the debt settlement principles document
On August 3, 2025, the meetings of the holders of the Series B and Series D bonds have approved an instruction to the Trustee, the representatives of the holders of the Series B and Series D bonds of the Company (the "Representatives") and the Trustee's counsel and the holders of the Series B and Series D bonds to conduct negotiations with the Company for the purpose of reaching a debt arrangement on the basis of the debt settlement principles document.
3.Decision to Notify the Company of the Objection of the holders of the Series B and Series D bonds to the engagement in the Financing Agreement
On July 27, 2025, the meetings of the holders of the Series B and Series D bonds have approved a resolution to instruct the Trustee to notify the Company and the Company's officers that the holders of the Series B and Series D bonds object to the Company entering the WhiteHawk Loan in which the Company ultimately entered into.
4.Appointment of Representatives
Appointment of a joint representation
On July 21, 2025, the meetings of the holders of the Series B and Series D bonds decided to appoint a joint representation for the holders of the Series B and Series D bonds
Appointment of Legal Advisor to the Trustee, the Holders of the Debentures Series and the Joint Representation
On July 28, 2025, the meetings of the holders of the Series B and Series D bonds approved the appointment of a legal advisor for the joint representation of the Trustee and Representatives (the "Joint Representation"). The candidates who received the most votes in aggregate were Adv. Raanan Kalir and Adv. Alon Binyamini of Erdinast, Ben Nathan, Toledano & Co.
Appointment of a member of the Joint Representation
On July 28, 2025, the meetings of the holders of the Series B and Series D bonds have decided that the Joint Representation. At those meetings, the candidate who received the most votes in aggregate was Mr. Ofer Gazit.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

Appointment of an American Advisor to the Joint Representation of the Trustee of the Debenture Series and the Holders of the Debenture Series
On July 31, 2025, the meetings of the holders of the Series B and Series D bonds have approved the appointment of Mr. Amir Jiris as an American counsel for the Joint Representation.
Appointment of an American Legal Counsel for the Joint Representation
On July 31, 2025, the meetings of the holders of the Series B and Series D bonds have approved the appointment of Adv. Michael Friedman of the law firm Chapman and Cutler LLP as an American legal counsel for the Joint Representation.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Israeli Bond Financings
As of June 30, 2025, the Company had Series B, C, and D bonds ("Series Bonds") outstanding of 1.1 billion Israeli new shekels ($331.3 million as of June 30, 2025), of which 142.0 million Israeli new shekels ($42.1 million as of June 30, 2025) were collateralized by real estate held through an investee. On January 31, 2025, the Company made the remaining second principal installment payment of 75.3 million Israeli new shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. As of the date of this report, the Series Bonds principal payments range from January 2026 to February 2029 with interest rates of 5.18% and 11.00%.
The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2025 was $366.1 million, (ii) the Net Adjusted Debt to Net Adjusted Cap was 75.2%; (iii) the Adjusted NOI was $50.4 million for the trailing twelve months ended June 30, 2025; and (iv) the consolidated scope of projects was $0 as of June 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants and if the Company is not compliant for two consecutive quarters, the bonds may become immediately due and payable. The non-compliance does not result in further increases in interest rates, nor does it constitute an event of a default.
The Series C bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); and (iii) the Loan to Collateral Ratio shall not exceed a rate of 75%. As of June 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2025 was $366.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 75.2%; and (iii) the Loan to Collateral Ratio as of June 30, 2025 was 73%. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants and if the Company is not compliant for two consecutive quarters, the bonds may become immediately due and payable. The non-compliance does not result in further increases in interest rates, nor does it constitute an event of a default.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of June 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2025 was $366.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 75.2%; and (iii) the Adjusted NOI was $50.4 million for the trailing twelve months ended June 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants and if the Company is not compliant for two consecutive quarters, the bonds may become immediately due and payable. The non-compliance does not result in further increases in interest rates, nor does it constitute an event of a default.
Loan Agreement
During the six months ended June 30, 2025, the Company entered into loan agreements and subsequently amended loan agreements with Pacific Oak Strategic Opportunity Limited Partnership, the Company’s sole owner. As of June 30, 2025, the outstanding loan balance was $10.0 million, carried an annual interest rate of 10.00%, and matures to the earlier of June 30, 2028 or a triggering event. The loan interest is recorded as finance expenses, net in the accompanying consolidated statements of profit or loss. Additionally, the loan is secured by equity of Pacific Oak Residential Trust, Inc., the Company’s investee.

NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.
Series C Bonds Payoff
In July 2025, the Company, through investees, entered into a loan agreement with WhiteHawk Capital Partners LP for $80.0 million. The loan has an annual interest rate of one-month SOFR plus 6.50% with a SOFR floor of 3.50% and a maturity date of the earlier of December 1, 2027 or a triggering event. The loan is secured by the Company's investments in undeveloped lands in Park Highlands and Richardson and 210 West 31st Street, a development property. As a result of entering into the loan, part of the proceeds were used to early paid all outstanding Series C bonds of 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) and was subject to a 5.0 million Israeli new shekels ($1.5 million as of July 29, 2025) early pay interest penalty.

- - - - - - - - - - - - - - - - - -